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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Kentek Information Systems, Inc.
Boulder, Colorado


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, of our report dated August 9, 1996, relating to the 1996 and 1995 consolidated financial statements of Kentek Information Systems, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1997.




BDO Seidman, LLP


/s/ BDO Seidman, LLP


October 30, 1997